AGREEMENT made this 15 day of January, 1998, by Brenda Durmann, an individual whose address is 14727 Magnolia Blvd., Unit 122, Sherman oaks, CA 91403 ("Artist") and Prelude Development (hereinafter collectively referred to as "Manager").

     WHEREAS, Artist desires to obtain counsel, advice and guidance in the entertainment industry and has sought out Manager to obtain such counsel, advice and guidance; and

     WHEREAS, Manager desires to furnish such counsel, advice and guidance;

     NOW, THEREFORE, upon the mutual promises, representations and covenants herein contained, it is hereby agreed as follows:

     1. Artist hereby engages Manager, and Manager hereby agrees to act, as Artist's sole and exclusive personal manager throughout the world in all of Artist's affairs relating to the management of Artist's career(s) in all fields of the entertainment industry throughout the world, including without limitation, in the following areas:

          a. motion pictures, legitimate theater, television and radio;

          b. recording of phonograph records, electrical transcriptions and audiovisual works (as that term is defined in the Copyright Act of 1976) and by any other devices now known or later developed;

          c.   music   publishing,    songwriting,   literature   and   literary
     publications;

          d. personal appearances, including, without limitation, on television, radio and other broadcast media, concerts, public appearances in places of amusement and entertainment; and

          e. advertising, endorsements and commercial tie-ins which include the use of Artist's or the members of Artist music, songs, lyrics, name, group names, stage names, sobriquet, likeness, signature, voices (or facsimile thereof), photograph, caricature and biographical information for purposes of advertising, trade and merchandising.

     2. Manager agrees to advise, direct and represent Artist in the promotion, development and advancement of Artist's professional career in all fields of entertainment; to make himself available at reasonable times and places to confer with Artist in all matters affecting Artist's career; and to devote as much of Manager's time and efforts as Manager deems necessary, to such ends; provided that Manager is available as reasonably requested by Artist to render the services contemplated hereunder. During the term hereof, Manager is authorized and empowered by Artist, for and on Artist's behalf:

          a. to act as Artist's sole representative and negotiator, along with Artist's attorney and/or accountant if Artist so chooses, and to confer with theatrical agencies, employers and other users of Artist's services in any and all fields of entertainment;

          b. to arrange for, approve and permit any and all advertising and publicity at Artist's sole expense.

          c. to approve and permit the use of Artist's names, stage names, sobriquets, likenesses, signatures, voices (or facsimiles thereof)
     photographs, caricatures, biographical information, literary products and artistic and musical products ("Artist Materials"), for purposes of advertising, publicity, and for purposes of trade in connection with the business and products of others; and

          d. to retain attorneys to defend and protect the interests of Artist, including the prosecution of any claims for compensation due Artist for services rendered by Artist in any field of entertainment.

     3. Artist shall not directly negotiate for or contract for Artist's services in the field of entertainment. Artist shall direct all inquiries for Artist's services to Manager and Manager shall be the sole representative of Artist in connection with such matters.

     4. Reserved.

     5. Artist agrees to use reasonable efforts to promote and pursue Artist's career. Artist shall not, during the term hereof, engage any third party to perform the duties which are generally acknowledged to be within the scope of a personal manager; provided; however, that Artist shall have the right to employ the services of attorneys and/or accountants.

     6. Artist expressly acknowledges and understands that Manager is not a theatrical employment agent or employment agent of any kind; that Manager has not offered, or attempted or promised to obtain employment or engagements for Artist, or promises of information where the same may be procured; and that Manager is not obligated or expected to do so. During the term of this Agreement, Artist shall have the right to engage reputable and competent licensed booking and theatrical agents or other employment agencies in order to obtain engagements and other employment for Artist. Manager shall have the right to approve any such agent. Any compensation required to be paid to such agents or agencies shall be at Artist's and Manager Cost and expense to be split equally by Artist and Manager. Artist shall inform Manager of all offers of employment and will refer any inquiries concerning or seeking Artist's services to Manager.

     7. a. (i) Artist shall pay to Manager, and does herewith assign to Manager, a sum equal to fifty percent (50%) of any and all gross monies or other considerations which, as a result of Artist's activities during the term of this Agreement, in and throughout the field of entertainment as referred to in paragraph 1 hereof, shall be received by Artist or any other persons (including any of Artist's heirs, distributees, executors, administrators or assigns), firms or corporations on Artist's behalf during the term of this Agreement. Artist further agrees to pay to Manager for a period of twenty four (24) months following the expiration or termination of the term hereof, fifty percent of all gross monies or other considerations which are earned or received by Artist or any other persons (including any of Artist's heirs, distributees, executors, administrators or assigns), firms or corporation on Artist's behalf pursuant to: (A) any and all agreements entered into or substantially negotiated during the term hereof which relate to any of Artist's activities referred to in paragraph 1 hereof and executed no later than twenty-four (24) months after the termination of the term of this Agreement, and (B) any and all extensions, renewals, improvements and/or substitutions of agreements, which agreements are entered into prior to or during the term, and (C) any and all songs written or other material created by Artist and/or released during the term hereof (and the publishing and writers' income from the songs contained thereon). All such compensation shall be payable to Manager notwithstanding the fact that Manager's services are not to be performed after the term hereof and Artist hereby assigns such compensation to Manager. As used herein, the term "gross monies and other considerations" shall include, but not be limited to: salaries, earnings, royalties, advances, fees, compensations, profits, the monetary value of shares of stock at the date of receipt or acquisition of such stock, percentages, partnership or joint venture interests, net recoveries from entertainment related activities (whether by judgment, settlement, or decree) of claims for damages arising out of matters occurring or materials created or released during the term hereof and Artist's share of the total amount paid (less any production expenses actually incurred by Artist).

     The manager has the right to buy stock in any corporation related, directly or indirectly, to the performing career of Artist or any interest in or right to buy an interest in any partnership or joint venture related, directly or indirectly, to the performing career of Artist, or that Artist, as compensation for Artist's services becomes the packager or owner (as, without limitation, an individual proprietor, stockholder, partner or joint venturer) of all or a part of a business entity engaged or to be engaged in any area in the field of entertainment or related field relating directly or indirectly to Artist's performing career (whether or not Artist's services in a field of entertainment are furnished to or through such entity), Manager's percentage compensation hereunder shall apply to the monetary value of any such interest or right Artist now has and any that Artist acquires during the term hereof (as of the date Artist acquires such interest or right) and Manager shall be entitled to its percentage share of the monetary value thereof.

          b. Manager's right to compensation shall not include loan forgiveness, any so-called "short-fall" tour support with respect to any tour, reimbursements of out-of-pocket costs in connection with promotional activities, contributed by any third-party, recording costs or video production costs paid by a third-party distribution company or record label.

          c. Manager's right to compensation shall not apply to gross monies or other consideration received by Artist outside the fields of entertainment (as described in paragraph 1 hereof).

          d. Notwithstanding the fact that this Agreement encompasses both individual and corporate income, Manager shall not be entitled to twice commission the same item of income from any source. In addition, in the event Manager enters into a production, publishing or similar agreement with Artist, Manager shall be entitled to receive compensation equal to the greater of (i) the compensation under the production agreement, or (ii) the compensation under this Agreement, but not both elements of compensation.

     8. a. Manager shall collect and receive all gross monies and other considerations earned by Artist during the term hereof with respect to Artist's activities described in paragraph 1 hereof. Artist agrees and does hereby irrevocably authorize and direct, for as long as Manager fulfills the material terms and conditions of this Agreement, that all gross monies and other consideration received by Manager which are subject to this Agreement shall be segregated into two shares, i.e. Artist's share and Manager's share.

          b. No failure by Manager to claim immediate payment or reimbursement of any loan, expense, compensation or commission shall be deemed a waiver of Manager's right pursuant to the terms of this Agreement. 9. a. Manager shall keep true and accurate books of account with respect to all gross monies and other considerations collected hereunder. Artist shall keep true and accurate books of account with respect to Artist's activities in the entertainment field. Should Artist receive any compensation directly, Artist shall immediately deliver such compensation to Manager.

          b. Except as specifically set forth to the contrary herein, ten (10) days after the end of the month during which gross monies and other considerations are received by or on behalf of Artist, Manager shall render to Artist statements showing the amount of monies due Artist hereunder, if any, for and during such monthly periods and the source and nature thereof, accompanied by payment of any monies shown to be due to Artist.

          c. Artist shall be deemed to have consented to all payments, statements and other accounts rendered by or on behalf of Manager and same shall be binding on Artist unless Artist notifies Manager in writing within one year of the date received.

          d. Manager shall invoice Artist with respect to all expenses which Manager is entitled to reimbursement pursuant to paragraph 2(b) above and paragraph 12 below.

     10. Artist hereby appoints Manager, exclusively for the term of this Agreement and any options, as Artist's true and lawful attorney-in-fact to do the following as fully and effectively as Artist could do if personally present: to sign, make, execute and deliver any and all contracts in Artist's name, to demand, collect, recover and receive all goods, claims, money, interest or other items that may be due to Artist or belong to Artist. Artist agrees that Artist shall execute any documents Manager may reasonably deem necessary to carry out the intent of this agreement ,including without limitation, the power of attorney herein granted.

     11. Artist shall bear the costs of Manager's reasonable and necessary travel and lodging and long distance telephone, telefax, postage, overnight courier, copies and telegraph arising as a result of Manager's and Artist's activities. Manager agrees that all travel on behalf of Artist will be charged to Artist at the actual rate for the same class of travel used by Artist.

     12. a. Artist expressly acknowledges that Manager's engagement and the rights granted to Manager under this agreement with respect to Artist are of a special, unique and intellectual character which gives them peculiar value, and, in the event of the breach by Artist of any material term, condition, covenant, warranty or representation herein contained, Manager shall be caused irreparable harm for which the remedy at law is inadequate. Accordingly, Manager shall be entitled to seek preliminary and permanent injunctive relief (mandatory or otherwise), and any other equitable relief which Manager deems appropriate.

          b. Artist and Manager  agree to hereby  indemnify,  save and hold each other harmless from any and all losses, damages (consequential or otherwise), and expenses (including reasonable attorney's fees, expenses and court costs) arising out of or in connection with any claim which shall be inconsistent with any agreements, warranties, or representations made by Artist or Manager in this agreement and which result in a final judgment against the indemnified party or is settled with the prior written consent of the indemnifying party. The indemnifying party agrees to reimburse the indemnified party, on demand, for any payments made by the indemnified party at any time after the date hereof with respect to any liability to which the foregoing indemnify applies. The indemnifying party shall have the right to participate at its own cost and expense with counsel of its own choosing in the defense of any claim by a third party under this paragraph.

     13. Manager and Artist hereby agree that Manager has an insurable interest in the life and well being of the Artist and Artist hereby agrees that should Manager, at Manager's own expense, elect to obtain and life and/or disability insurance policy on the Artist naming Manager as beneficiary, Manager will be entitled to do so and Artist will reasonably cooperate to assist Manager in obtaining such policies, including submitting to a physical examination, if necessary.

     14. In order to make specific and definite or/or to eliminate, if possible, any controversy which may arise between Manager and Artist hereunder, Artist and Manager agree that if at any time either believes that the material terms of this agreement are not being performed by the other as herein provided, the complaining party will so notify the other in writing, of the specific nature of any claim, nonperformance or misfeasance and shall allow the other a reasonable time after receipt thereof within which to cure such claimed nonperformance. Artist and Manager each agree that no breach of the terms hereof, unless intentionally dishonest, will be construed as incurable so long as cured within such reasonable time.

     15. All notices required to be given to either party hereunder shall be in writing and sent by Registered or Certified Mail, to the respective addresses first indicated above, Return Receipt Requested with copies as specified herein below and shall be deemed given when mailed except that notices designating a change of address shall be deemed given when received.

     If to Artist, a copy to:



     If to Manager, a copy to:

     16. For the purposes of this agreement, the words "person," "party," "firm," "corporation," and "company" shall include, where applicable, any individual, corporation, partnership, associate or other organized groups of persons or legal successors or representatives of the foregoing.

     17. This Agreement shall be binding upon Artist and Manager and their respective heirs, personal representatives, executors, administrators, successors and permitted assigns. Artist may not assign any of its rights or obligations hereunder without the express prior written permission of Manager, except to an entity which provides Artist's services. Manager's percentage entitlement will attach to the gross income and other considerations received by such entity.

     18. a. The term of this Agreement shall commence as of the date hereof and shall continue for a period of five (5) years (the "Initial Term").

          b. This Agreement shall be automatically extended for an additional period (the "Option Period") equal to the term, including all option periods and extensions, of any LP recording agreement entered into by Artist with a record label prior to the expiration of the Initial Term of this Agreement.

          c. Notwithstanding the foregoing, in the event Manager does not negotiate a recording agreement for Artist with a record label within nine months of the date that a demo recording is completed by Artist, Artist shall have the right to terminate this Agreement by giving thirty days written notice to Manager.

          d. Manager shall advance the reasonable costs for the completion of demos for two songs and shall cause such demos to be completed within six months of the execution of this Agreement.

     19. If Manager should dissolve or is adjudicated bankrupt or if a petition in bankruptcy is filed by, for, or against Manager and is not dismissed within sixty (60) days or if Manager makes an assignment for the benefit of its creditors or taken the benefits of any insolvency law, or if a receiver is appointed by or for Manager, then, in that event, Artist shall have the right to terminate this Agreement.

     20. This agreement constitutes the entire agreement between Artist and Manager and all prior understandings, representations and agreements as to the nature of the relationship from the date hereof. No modifications, amendments or extension hereof shall be binding upon the party sought to be charged unless in writing and duly executed by both parties. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation, or agreement by either party. No waiver by any party hereto of any provision of this agreement or of any default hereunder shall affect such party's rights thereafter to enforce such provision or to exercise any right or remedy in this event of any other default or breach, whether or not similar. The provisions of this agreement are severable so that if any provision hereof is found for any reason to be invalid or unenforceable, such finding shall not affect the validity, construction or enforceability of any other provision hereof.

     21. This agreement is made in accordance with the laws of the state of New York and its validity, construction and effect shall be governed by the law of said State as if this agreement were entered into and wholly to be performed therein.

     22. In the event this Agreement is executed by a group, this agreement shall be binding on each of the individual members of the group as if entered into separately and individually. Manager shall represent such individuals in their individual capacities with respect to all endeavors in the entertainment field.

IN WITNESS WHEREOF, the parties hereto have set their hands of the day and year first above written.

                                      MANAGER:


                                      /s/ Ralph Cooper
                                      Ralph Cooper for Prelude
                                      Development

                                      ARTIST:


                                      /s/ Brenda Durmann
                                      Brenda Durmann
                                      Born:
                                      SS #